UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 19, 2017

 Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2017, Roka Bioscience, Inc. (the “Company”) entered into the Fourth Amendment (the “Loan Amendment”) to the Loan and Security Agreement dated as of November 21, 2013 by and among Comerica Bank (“Comerica”), the Company and its wholly-owned subsidiary, Prominex, Inc. (“Prominex”). Pursuant to the Loan Amendment, the Company repaid in full the outstanding balance of $4.0 million under its term loan with Comerica and decreased its existing revolving line of credit from $4,000,000 to $600,000 (the “Amended Revolving Line of Credit”). In addition, the minimum cash balance that the Company is obligated to maintain with Comerica was decreased from $4,000,000 to $100,000.

The foregoing description of the Loan Amendment, is intended to be a summary and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 19, 2017, the Company entered into the Loan Amendment with Comerica and Prominex, which among other things, required immediate repayment of the outstanding balance of the $4.0 million under its term loan with Comerica. The terms of this repayment are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 2.04.

Item 9.01     Financial Statements and Exhibits

Exhibit	Description
10.1	Fourth Amendment dated September 19, 2017 to Loan and Security Agreement by and between Roka Bioscience, Inc. and Comerica Bank, dated as of November 21, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKA BIOSCIENCE, INC.

Dated: September 19, 2017	By:	/s/ Lars Boesgaard
Name: Lars Boesgaard
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Fourth Amendment dated September 19, 2017 to Loan and Security Agreement by and between Roka Bioscience, Inc. and Comerica Bank, dated as of November 21, 2013.